As Filed With the Securities and Exchange Commission on April 8, 2013
                                                     Registration No. 333-186286

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-1/A
                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PERKINS OIL & GAS INC
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                      1382
            (Primary Standard Industrial Classification Code Number)

                                   45-5361669
                        (IRS Employer Identification No.)

                            1445 Marpole Avenue #409
                              Vancouver, BC V6H 1S5
                             Telephone (604)733-5055
   (Address and telephone number of registrant's principal executive offices)

                               Sage International
                          1135 Terminal Way, Suite 209
                                 Reno, NV 89502
                 Telephone (775)786-5515 Facsimile (775)786-2013
            (Name, address and telephone number of agent for service)

                                 With copies to:
                        Kevin M. Murphy, Attorney at Law
                       6402 Scott Lane, Pearland, TX 77581
                             info@kevinmurphylaw.com
                             Telephone (281)804-1174

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed       Proposed
  Title of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock         5,000,000          $.01          $50,000         $6.82
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.001 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                              PERKINS OIL & GAS INC
               5,000,000 SHARES OF COMMON STOCK AT $.01 PER SHARE

Prior to this registration, there has been no public trading market for the common stock of Perkins Oil & Gas Inc ("Perkins", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. We are offering up to 5,000,000 shares of common stock for sale by us to the public.

We are offering for sale a minimum of 2,000,000 and a maximum of 5,000,000 shares of common stock at a price of $0.01 per share (the "Offering"). The Offering is being conducted on a self-underwritten, best effort basis, which means our officer and director will attempt to sell the shares and we will not be able to spend any of the proceeds unless a minimum of 2,000,000 shares are sold. This Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may at our discretion extend the Offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. There have been no arrangements to place the Offering funds in escrow. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this Offering. When at least 2,000,000 shares of the Offering are sold and the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction. However; since the funds will not be placed into an escrow account, any third party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the Offering proceeds are being held, resulting in a loss of any investment you make in our securities.

There can be no assurance that all or any shares being offered in this Prospectus are going to be sold and that we will be able to raise any funds from this Offering.

    Shares Offered               Price to       Selling Agent       Proceeds to
     by Company                   Public         Commissions        the Company
     ----------                   ------         -----------        -----------
Per Share                         $  0.01      Not applicable         $  0.01
Minimum (2,000,000 shares)        $20,000      Not applicable         $20,000
Maximum (5,000,000 shares)        $50,000      Not applicable         $50,000

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this Offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.


AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.


This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities and we shall not sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

               THE DATE OF THIS PROSPECTUS IS ______________, 2013

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------

SUMMARY                                                                      3
RISK FACTORS                                                                 7
     RISKS ASSOCIATED WITH OUR COMPANY                                       7
     RISKS RELATING TO THE OIL AND NATURAL GAS INDUSTRY                      9
     RISKS ASSOCIATED WITH THIS OFFERING                                    12
USE OF PROCEEDS                                                             15
DETERMINATION OF OFFERING PRICE                                             16
DILUTION                                                                    16
PLAN OF DISTRIBUTION                                                        18
     Deposit of Offering Proceeds                                           19
     Procedures for and Requirements for Subscribing                        19
DESCRIPTION OF SECURITIES                                                   19
INTEREST OF NAMED EXPERTS AND COUNSEL                                       20
DESCRIPTION OF BUSINESS                                                     20
     General Information                                                    21
     Acquisition of the Lease                                               21
     Location, Access, Climate, Local Resources and Infrastructure          21
     Markets                                                                23
     Competition                                                            24
     Distribution Methods                                                   24
     Bankruptcy or Similar Proceedings                                      25
     Reorganizations, Purchase or Sale of Assets                            25
     Source and Availability of Raw Materials                               25
     Major Customers                                                        25
     Patents, Trademarks, Franchises, Royalty Agreements, Labor Contracts   25
     Compliance with Government and Environmental Regulation                25
     Research and Development                                               27
     Employees and Employment Agreements                                    27
     Reports to Security Holders                                            27
DESCRIPTION OF PROPERTY                                                     27
LEGAL PROCEEDINGS                                                           27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    28
WHERE YOU CAN FIND MORE INFORMATION                                         28
FINANCIAL STATEMENTS                                                        29
PLAN OF OPERATION                                                           29
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON                    33
EXECUTIVE COMPENSATION                                                      34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT               35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              35
INDEMNIFICATION                                                             36
STOCK TRANSFER AGENT                                                        36

                                     SUMMARY

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 7 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 7, and the financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

Unless otherwise noted, All references to "us", "we", "our" relate to Perkins Oil & Gas Inc, a Nevada corporation.

BUSINESS

We are an exploration stage company, incorporated in the State of Nevada on May 25, 2012, as a for-profit company, and electing a fiscal year end of June 30.

We intend to use the net proceeds from this Offering to further develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with limited revenues and operating history. The principal executive offices are located at 1445 Marpole Avenue #409, Vancouver, B.C. V6H 1S5, Canada. The telephone number is (604)733-5055.

We were incorporated to engage in the exploration and development of oil and gas properties. Our first lease is a 25% percent working interest and an 18.75% net revenue interest in 3 acres located in the Perkins Lease in Caddo Pine Island Field that lies in the northern part of Webster Parrish, Louisiana. There is currently one operating oil well on the property. This property is described in "Description of Property" further in this Prospectus.


We received our initial funding of $20,001 through the sale of common stock to our officer, J. Michael Page, who purchased 4,000,000 shares of our common stock at $0.005 per share on June 15, 2012. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (May 25, 2012) through December 31, 2012 report $2,902 in revenue and a net loss of $21,525. Our independent auditor has issued an audit opinion for Perkins Oil & Gas Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING


We have 4,750,000 shares of common stock issued and outstanding. Through this offering we will register 5,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We will endeavor to sell all 5,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.01 per share for the duration of the offering. We will receive all proceeds from the sale of the common stock unless we are unable to sell the minimum of 2,000,000 shares.


Securities Being Offered      A minimum of 2,000,000 and a maximum of 5,000,000
                              shares of common stock.

Price per Share               $0.01

Offering Period               The shares are offered for a period not to exceed
                              180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                  $20,000 to $50,000


Securities Issued
and Outstanding               4,750,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.


Registration costs            We estimate our total Offering registration costs
                              to be $6,506

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

                           STATEMENT OF EXPENSES DATA


                                                                 Period from
                                                                 May 25, 2012
                                                                (inception) to
                                                              December 31, 2012
                                                              -----------------
     Revenues                                                      $  2,902
      Total Expenses                                               $ 24,427
      Net Loss                                                     $ 21,525
      Net Loss per share                                           $   0.00

                               BALANCE SHEET DATA

                                                                    As at
                                                              December 31, 2012
                                                              -----------------

     Total Assets                                                  $ 11,527
     Total Liabilities                                             $ 13,051
     Stockholders' Equity                                          $ (1,524)


EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

     a. the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
     b. the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;
     c. the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
     d. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.


SMALLER REPORTING COMPANY

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

     * A requirement to have only two years of audited financial statements and only two years of related MD&A ;
     * Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
     * Reduced disclosure about the emerging growth company's executive compensation arrangements; and
     * No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This Offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this Offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS ASSOCIATED WITH OUR COMPANY

OUR AUDITORS' REPORTS CONTAIN A STATEMENT THAT OUR NET LOSS AND LIMITED WORKING CAPITAL RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


Our independent registered public accountants have stated in their report, included in this Prospectus under the heading "Financial Statements" that our significant operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We had a net loss of $21,525 for the period ended December 31, 2012. We will be required to raise substantial capital to fund our capital expenditures, working capital and other cash requirements since our current cash assets are exhausted. As such we may have to cease activities and you could lose your investment.


WE LACK AN EXTENSIVE OPERATING HISTORY AND HAVE LOSSES WHICH WE EXPECT TO CONTINUE INTO THE FUTURE. AS A RESULT, WE MAY HAVE TO SUSPEND OR CEASE ACTIVITIES.


We were incorporated in May 2012 and we have only recently started our business activities and only realized limited revenues. We have a very limited operating history upon which an evaluation of our future success or failure can be made. Our net loss was $21,525 from inception to December 31, 2012. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:


     *    our ability to locate additional profitable oil & gas properties
     *    our ability to generate revenues
     *    our ability to reduce operating costs

Based upon current plans, we expect to incur operating losses in future periods until revenues are sufficient to fund operations. Failure to generate enough revenues for us to become profitable may cause us to suspend or cease activities.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MAY HAVE TO LIMIT OUR ACQUISITION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Because we are small and do not have much capital, we must limit our acquisition activity. As such we may not be able to lease as many properties as we would like. In that event, a profitable oil or gas reserve may go undiscovered. Without producing wells we cannot generate revenues and you will lose your investment.

THE OIL AND NATURAL GAS INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN ACQUIRING LEASES.

The oil and natural gas industry is intensely competitive. Although we do not compete with other oil and gas companies for the sale of any oil and gas that we may produce, as there is sufficient demand in the world market for these products, we compete with numerous individuals and companies, including many major oil and natural gas companies which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

THERE CAN BE NO ASSURANCE THAT WE WILL DISCOVER OIL OR NATURAL GAS IN ANY COMMERCIAL QUANTITY ON OUR PROPERTIES.

Exploration for economic reserves of oil and natural gas is subject to a number of risks. There is competition for the acquisition of available oil and natural gas properties. Few properties that are explored are ultimately developed into producing oil and/or natural gas wells. If we cannot discover oil or natural gas in any commercial quantity thereon, our business will fail.

WE WILL BE RELIANT UPON AN OUTSIDE OPERATOR TO MONITOR THE DAY TO DAY OPERATION OF THE WELLS. IF THE OPERATOR FAILS TO CARRY OUT THE TERMS OF OUR AGREEMENT OR WE LOSE THE SERVICES OF THE OPERATOR OUR BUSINESS MAY FAIL.

The re-working of our current well and monthly maintenance of the well once production commences will be carried out by an independent operator. We have an operating agreement in place, however; their failure to live up to the terms of the agreement or a cancellation of the agreement could have an adverse effect on production and future revenues, consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR SOLE OFFICER AND/OR DIRECTOR DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE OIL AND GAS INDUSTRY, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our sole officer and director is J. Michael Page. Mr. Page has no formal training in the oil and gas industry or in the technical aspects of management of an oil and gas company. His prior business experience has primarily been in the computer industry specializing in wireless electronic systems and smart card readers. With no direct training or experience in the oil and gas industry, he may not be fully aware of the specific requirements related to working within this industry. His decisions and choices may not take into account standard business or managerial approaches oil and gas companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to his lack of experience in this industry.

BECAUSE OUR OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES AND WILL ONLY BE DEVOTING 5 TO 10% OF HIS TIME OR APPROXIMATELY TWO TO FOUR HOURS PER WEEK TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION.

Because our officer and director has other outside business activities and will only be devoting 5 to 10% of his time or two to four hours per week to our operations, our operations may be sporadic and occur at times which are convenient to our officer and director. As a result our business plan may be periodically interrupted or suspended.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY STOCKHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.


After the completion of this Offering, if all 5,000,000 shares are sold, Mr. Page will own 49% of our common stock. He will have significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.


OUR SOLE OFFICER AND DIRECTOR LIVES OUTSIDE THE UNITED STATES, MAKING IT DIFFICULT FOR AN INVESTOR TO ENFORCE LIABILITIES IN FOREIGN JURISDICTIONS.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. However, since our officer and director resides outside the United States, substantially all or a portion of his assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon him or to enforce any judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or any state thereof.

Because our sole officer and director lives in Vancouver, Canada, and our current well is in Webster Parish, Louisiana, there may be a higher risk that our business may fail.

The distance from where our sole officer and director lives and where the well operations are located, may create a detrimental situation due to lack of oversight. Though we have an operating agreement with an independent operator to monitor the well production, there is no assurance that it will be carried out properly without direct oversight by our officer and director. This could have an adverse effect on production and future revenues, consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

RISKS RELATING TO THE OIL AND NATURAL GAS INDUSTRY

THE MARKETABILITY OF NATURAL RESOURCES IS AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and natural gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and natural gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

OIL AND NATURAL GAS OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Oil and natural gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and natural gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

EXPLORATION AND PRODUCTION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUATION OF OUR OPERATIONS.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The business of oil and natural gas exploration and development is subject to substantial regulation under various countries laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and natural gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil and natural gas exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the properties subject to our farm-out agreements and the oil and natural gas industry generally will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

IF OUR ASSESSMENT OF OUR LEASED PROPERTY, OR ANY FUTURE LEASED PROPERTIES, IS MATERIALLY INACCURATE, IT COULD HAVE SIGNIFICANT IMPACT ON FUTURE OPERATIONS AND EARNINGS.

The successful acquisition of producing properties requires assessments of many factors, which are inherently inexact and may be inaccurate, including the following:

     *    the amount of recoverable reserves;
     *    future oil and natural gas prices;
     *    estimates of operating costs;
     *    estimates of future development costs;
     *    estimates of the costs and timing of plugging and abandonment; and
     *    potential environmental and other liabilities.

Our assessment will not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies.

IF OIL AND NATURAL GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITE-DOWNS OF THE CARRYING VALUE OF OUR OIL AND NATURAL GAS PROPERTY, POTENTIALLY NEGATIVELY IMPACTING THE TRADING VALUE OF OUR SECURITIES.

Accounting rules require that we review periodically the carrying value of our oil and natural gas property for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas property. A write-down could constitute a non-cash charge to earnings. It is likely the cumulative effect of a write-down could also negatively impact the trading price of our securities.

WE MAY INCUR SUBSTANTIAL LOSSES AND BE SUBJECT TO SUBSTANTIAL LIABILITY CLAIMS AS A RESULT OF OUR OIL AND NATURAL GAS OPERATIONS.

We do not currently have insurance for possible risks. Losses and liabilities arising from uninsured events could materially and adversely affect our business, financial condition or results of operations. The oil and natural gas production activities will be subject to all of the operating risks associated with the production of oil and natural gas, including the possibility of:

     * environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;
     *    abnormally pressured formations;
     *    mechanical difficulties;
     *    fires and explosions;
     *    personal injuries and death; and
     *    natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, then it could adversely affect us.

WE COULD NOT ACT AS THE "OPERATOR" ON OUR PROPERTY, AND SO WE ARE EXPOSED TO THE RISKS OF OUR THIRD-PARTY OPERATORS.

We will be relying on the expertise of contracted third-party oil and gas exploration and development operators and third-party consultants for their judgment, experience and advice. We can give no assurance that these third party operators or consultants will always act in our best interests, and we are exposed as a third party to their operations and actions and advice in those properties and activities in which we are contractually bound.

UNLESS WE REPLACE OUR OIL AND NATURAL GAS RESERVES, OUR RESERVES AND PRODUCTION WILL DECLINE, WHICH WOULD ADVERSELY AFFECT OUR CASH FLOWS AND INCOME.


Unless we conduct successful development and exploitation activities or acquire properties containing proved reserves, our proved reserves when we find them will decline as those reserves are produced. We currently have no proved reserves on our property. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing property would be incapable of sustaining commercial production.


IF ACCESS TO MARKETS IS RESTRICTED, IT COULD NEGATIVELY IMPACT OUR PRODUCTION, OUR INCOME AND ULTIMATELY OUR ABILITY TO RETAIN OUR LEASE AND ANY FUTURE LEASES.

Market conditions or the unavailability of satisfactory oil and natural gas gathering arrangements may hinder access to oil and natural gas markets or delay production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. The ability to market production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business.

RISKS ASSOCIATED WITH THIS OFFERING

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLICLY-TRADED COMPANY.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission, has required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal and financial compliance costs and have made some activities more time-consuming and costly. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs and/or whether we will be able to raise the funds necessary to meet the cash requirements for these costs.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR U.S. SECURITIES AND EXCHANGE COMMISSION REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated costs of this registration statement $6,506 to be paid from existing cash on hand. We plan to contact a market maker immediately following the close of the Offering and apply to have the shares quoted on the Financial Industry Regulatory Authority's (FINRA) Over the Counter Bulletin Board ("OTCBB"). To be eligible for quotation, issuers must remain current in their filings with the U.S. Securities and Exchange Commission. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, STOCKHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A RESULT.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of our Registration Statement on Form S-1, of which this prospectus forms a part. Our shares may never trade on the OTCBB. If no market is ever developed for our shares, it will be difficult for stockholders to sell their stock. In such a case, stockholders may find that they are unable to achieve benefits from their investment.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SECURITIES AND EXCHANGE COMMISSION'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

OUR SECURITY HOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR SECURITIES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (i) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.


Our existing stockholder acquired his shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this Offering. Upon completion of this Offering, if all 5,000,000 shares are sold, the net tangible book value of the shares held by our existing stockholder (4,750,000 shares) will be increased by $.006 per share without any additional investment on his part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the Offering price of $.01 per share) of $.004 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $.006 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares.


WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL THE 5,000,000 SHARES ARE SOLD AND THE OFFERING IS CLOSED OR THE MINIMUM OF 2,000,000 SHARES ARE SOLD AND THE OFFERING EXPIRES. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this Offering will be deposited into a standard bank checking account until all 5,000,000 shares are sold and the Offering is closed or the minimum of 2,000,000 shares are sold and the Offering expires. At that time, the proceeds will be transferred to our business operating account. In the event the minimum of 2,000,000 shares are not sold and the Offering expires we have committed to promptly return all funds to the purchasers. However; since the funds will not be placed into an escrow, trust or other similar account, any third party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the Offering proceeds are being held, resulting in a loss of any investment you make in our securities.


OUR SOLE OFFICER AND DIRECTOR, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 49% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.


Due to the amount of Mr. Page's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all stockholders suffer a dilution of the value of their stock.

STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT A REPORTING ISSUER AND MAY NOT BECOME ONE. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations required by Section 13(a) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC, and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to
Section 16 of the Exchange Act.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $50,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

                                                  100%        70%         40%
                                                --------    --------    --------
Total Proceeds to the Company                   $ 50,000    $ 35,000    $ 20,000

Lease of additional Oil & Gas Property          $ 17,500    $      0    $      0
Monthly maintenance (12 months @ $642 ea well)  $ 15,408    $  7,704    $  7,704
Administration and General Expense              $  5,000    $  5,000    $  2,000
Legal and Accounting                            $ 10,000    $ 10,000    $ 10,000
Working Capital                                 $  2,092    $ 12,296    $    296
                                                --------    --------    --------
Total Use of Net Proceeds                       $ 50,000    $ 35,000    $ 20,000
                                                ========    ========    ========

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, or the minimum of 2,000,000 shares are sold and the Offering expires, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our business plan.

If we are only able to sell 40% of the securities we are offering, substantially all of the funds raised by this Offering will be spent on the monthly maintenance of the well and assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Nevada and maintain our status as a reporting issuer with the SEC.

                         DETERMINATION OF OFFERING PRICE

The offering price for the shares in this Offering was completely arbitrarily. In determining the initial public offering price of the shares we considered several factors including the following:

     *    our start up status;
     * our new business structure and operations as well as lack of client base;
     * prevailing market conditions, including the history and prospects for our industry;
     *    our future prospects and the experience of our management;
     *    our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2012, the net tangible book value of our shares was $(1,524) or approximately $(.0004) per share, based upon 4,000,000 shares outstanding.

Upon 100% completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $50,000, the net tangible book value of the 9,000,000 shares to be outstanding will be $50,698, or approximately $.0056 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (4,750,000 shares) will be increased by $.006 per share without any additional investment on his part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 per Share) of $.004 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $.006 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares.


After 100% completion of the Offering, the existing stockholder will own 45% of the total number of shares then outstanding, for which he will have made a cash investment of $20,000, or $.005 per Share. Upon completion of the Offering, the purchasers of the shares offered hereby will own 55% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.01 per share.


The following table illustrates the per share dilution to the new investors in the event only a percentage of the shares are sold, and if all the shares are sold, and does not give any effect to the results of any operations subsequent to December 31, 2012:

Percentage of Offering                                  40%               70%              100%
----------------------                              -----------       -----------       -----------
Proceeds to the Company                             $    20,000       $    35,000       $    50,000
Number of Shares                                      2,000,000         3,500,000         5,000,000

Price Paid per Share by Existing Stockholder        $      .005       $      .005       $      .005
Public Offering Price per Share                     $       .01       $       .01       $       .01
Net Tangible Book Value Prior to this Offering      $    (.0004)      $    (.0004)      $    (.0004)
Net Tangible Book Value After this Offering         $     .0034       $     .0048       $     .0056
Increase in Net Tangible Book Value per Share
 Attributable to cash payments from
 purchasers of the shares offered                   $      .004       $      .005       $      .006
Immediate Dilution per Share to New Investors       $      .006       $      .005       $      .004


The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering if all 5,000,000 shares are sold:

                         Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
Existing
Stockholder              $ .005     4,750,000          45%           $27,500

Investors in
This Offering            $  .01     5,000,000          55%           $50,000


                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through J. Michael Page, our officer. Mr. Page will not receive any commissions or other remuneration of any kind in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

When at least 2,000,000 shares of the Offering are sold and the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction.

Mr. Page will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

     1. Mr. Page is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;
     2. Mr. Page will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
     3. Mr. Page is not, nor will he be at the time of participation in the Offering, an associated person of a broker-dealer; and
     4. Mr. Page meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Page does not intend to purchase any shares in this Offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.


We will not use public solicitation or general advertising in connection with the Offering. This Offering will continue for the longer of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.


DEPOSIT OF OFFERING PROCEEDS

We are offering for sale a minimum of 2,000,000 and a maximum of 5,000,000 shares of common stock at a price of $0.01 per share. We will not be able to spend any of the proceeds unless the minimum number of shares is sold and the Offering expires. We intend to hold all funds collected in a standard bank account until the total amount of $50,000 has been received and the Offering is closed or the minimum shares are sold and the Offering expires. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the minimum numbers of shares are not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction within 3 business days. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Perkins Oil & Gas Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING


The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, and all 5,000,000 shares are sold, the present stockholder will own 49% of the outstanding shares. (See "Principal Stockholders".)


CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Kevin M. Murphy, Attorney at Law has passed upon certain legal matters in connection with the validity of the issuance of the shares of our common stock.

PLS, CPA has audited our Financial Statements for the period from May 25, 2012 (date of inception) through June 30, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date May 25, 2012 through June 30, 2012).

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with limited revenues and operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We currently own a 25% working interest and an 18.75% net revenue interest in a lease of three acres located in Webster Parrish, Louisiana, known as the Perkins Lease. There is currently one producing oil well on the property.

Our focus for the current fiscal year will be on further developing our existing property, while continuing to pursue acquisition of additional leases and/or existing oil and gas wells which have potential for production, if revenues warrant.

GENERAL INFORMATION ABOUT OUR CURRENT LEASE

ACQUISITION OF THE LEASE

On July 9, 2012 the Company signed an assignment agreement with Lanza Land Management LLC which transferred a 25% working interest and a 18.75% net revenue interest in three acres located in Webster Parrish, Louisiana, known as the Perkins Lease, covering and affecting the property described as: Begin at the point where the North line of the Porterville-Sikes Ferry Road intersects the West line of the West Half of the Southeast Quarter of the Northeast Quarter (W/2 of SE/4 of NE/4), Section 36, Township 23 North, Range 11 West, thence run in an easterly direction along the North line of said road 190 feet, thence run North 380 feet, thence run West 285 feet to the West line of said W/2 of SE/4, thence run South 345 feet to the point of beginning, Webster Parish, Louisiana. The well coordinates are 32(Degree) 56' 43.779 N, 93(Degree) 26' 58.969 W, elevation 79 meters. The consideration for the assignment was $17,500. The well on the property was functioning until a lightning strike in June 2012; the pump has been repaired and is currently producing approximately 85 barrels of oil per month.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF LEASE

The lease on the property is for a period of TWO (2) years (called "primary term") and as long thereafter as (1) oil, gas, sulphur or other mineral is produced or (2) is maintained in force in any other manner provided within the lease. The lease is from October 20, 2011 until October 20, 2013 and is effective May 31, 2012.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

General Area: Webster Parish is located in the northwest corner of the state of Louisiana. The parish has a total area of 615 square miles (1,593 km(2)), of which, 595 square miles (1,542 km(2)) of it is land and 20 square miles (51 km(2)) of it (3.23%) is water.



                    [MAP SHOWING WEBSTER PARIS IN LOUISIANA]




Property Location: The property is described as: Begin at the point where the North line of the Porterville-Sikes Ferry Road intersects the West line of the West Half of the Southeast Quarter of the Northeast Quarter (W/2 of SE/4 of NE/4), Section 36, Township 23 North, Range 11 West, thence run in an easterly direction along the North line of said road 190 feet, thence run North 380 feet, thence run West 285 feet to the West line of said W/2 of SE/4, thence run South 345 feet to the point of beginning, Webster Parish, Louisiana. The well coordinates are 32(Degree) 56' 43.779 N, 93(Degree) 26' 58.969 W, elevation 79 meters.

On the following map the location is noted as "Bronco Resources, Perkins No. 1".



                    [PLAT MAP SHOWING THE PROPERTY LOCATION]



Access: The property is easily accessible from Route 371 and Porterville-Sikes Ferry Road.

Climate: The area has a humid subtropical climate. Rainfall is abundant, with the normal annual precipitation averaging 52 inches, with monthly averages ranging from less than 3 inches in August to more than 5 inches in May. Severe thunderstorms with heavy rain, hail, damaging winds and tornadoes occur in the area during the spring and summer months. The winter months are normally mild, with an average low of 34 degrees. Summer months are hot and humid, with average temperatures of 93 degrees with high to very high relative average humidity, sometimes exceeding the 90 percent level. On average there are 217 sunny days per year in Webster Parish.

Local Resources & Infrastructure: The Town of Minden, LA located 25 miles from the property, offers some of the necessary infrastructure required for oil & gas exploration and drilling, (limited accommodations, communications, some equipment and supplies). The independent operator, Four Star Oil, who will carry out monthly maintenance on the well, is located in Oil City. Larger or specialized equipment can be acquired in the City of Shreveport, lying 60 miles to the south.

History: In 1906, the Caddo-Pine Island Field in northern Caddo Parish, Louisiana was discovered, and a rush of leasing and drilling activity ensued. In 1908, the first natural gas pipeline was constructed to transport gas from Caddo-Pine Island to Shreveport, Louisiana. This was one of the earliest commercial uses of natural gas, which was commonly viewed as an undesirable by-product of oil production and often "flared" or burnt off at the well site.

Other innovations in the Caddo-Pine Island Field included the first over-water oil platform, which was constructed in the field on Caddo Lake in 1910. In that same year, a major oil pipeline was constructed from Caddo-Pine Island Field to a refinery built and operated by Standard Oil Company of Louisiana in Baton Rouge, Louisiana. The refinery continues to operate today.

The Caddo-Pine Island field is located approximately 15 miles north of the City of Shreveport in Caddo Parish, La., and Marion County, Tex., which covers a portion of the Ark-La-Tex Area. The discovery well in the Caddo-Pine Island field was the Savage Bros. & Morrical No.1 Offenhauser, which was completed March 28, 1905, in the Annona Chalk at a depth of 1,556 ft. The well was located near Oil City, La. By the close of 1907 23 wells had been drilled -eight of which produced oil, 11 produced gas, and four were abandoned. Development of the field continued at a rapid pace during the following years, and by 1918 the production reached a peak of 11 million bbl/year.

Geological Setting: The Caddo Pine Island Field sits on top of the Subine uplift, which is the stratigraphic uplift in Northern Louisiana. Due to the uplift many of the formations on the top of it became excellent reservoir rock for hydrocarbons. Impervious formations lying just above these called caprock cause traps that the oil and gas accumulate up against under pressure. When these caprock formations are drilled through and into the reservoir rock the pressure is then released and will flow to the surface carrying oil and gas with it. Production has been obtained from several horizons, ranging in depth from the Nacatoch sand at 800 ft to the Hosston or Travis Peak which is found at 2,500 ft near the crest of the dome of the Lower Cretaceous beds.

MARKETS

The availability of a ready market and the prices obtained for produced oil depends on many factors, including the extent of domestic production and imports of oil, the proximity and capacity of pipelines and other transportation facilities, fluctuating demand, the marketing of competitive fuels, and the effects of governmental regulation on production and sales. A ready domestic market for oil exists because of the presence of pipelines for transport. The existence of an international market exists depends upon the presence of international delivery systems and political and pricing factors.


If we are successful in the continuing production of oil on our current property and possible additional property, the target customers for our oil are expected to be refiners, remarketers and third party intermediaries, who either have, or have access to, consumer delivery systems. We intend to sell our oil under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Currently Spears Oil, a third party operator, picks up the oil and sells it to Shell Oil Company. The price is based upon a 20-day floating average. Typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated at intervals ranging in frequency from daily to annually.


We have not yet adopted any specific sales and marketing plans. However, as we purchase future properties, the need to hire marketing personnel will be addressed.

COMPETITION

We operate in a highly competitive environment for acquiring properties, modernizing existing wells and marketing oil that is produced. The majority of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we plan to operate. Those companies may be able to pay more for productive properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry.

Current competitive factors in the domestic oil and gas industry are unique. The actual price range of crude oil is largely established by major international producers. Pricing for natural gas is more regional; however, more favorable prices can usually be negotiated for larger quantities of oil and/or gas product. In this respect, while we believe we have a price disadvantage when compared to larger producers, we view our primary pricing risk to be related to a potential decline in international prices to a level which could render our production uneconomical.

We will be committed to use the services of the existing gathering companies in our present area of production. This potentially gives such gathering companies certain short-term relative monopolistic powers to set gathering and transportation costs, because obtaining the services of an alternative gathering company may require substantial additional costs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable oil and gas properties or interests, and we cannot give any assurance that suitable properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the industry by:

     *    keeping our costs low;
     *    relying on the strength of our management's contacts; and
     * using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

DISTRIBUTION METHODS

The oil that we produce is distributed through oil gathering companies. The contract operator, Four Star Oil, will make the arrangements with the gathering companies.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

SOURCE AND AVAILABILITY OF RAW MATERIALS

We have no significant raw materials. However, if we are successful in our plan of operations we may make use of numerous oil field service companies. We currently only have one well lease in Webster Parrish, Louisiana, where there are numerous oil field service companies.

MAJOR CUSTOMERS

We will principally sell our oil through our operator to marketers and other purchasers that have access to nearby pipeline facilities. Generally, in areas where there is no practical access to pipelines, oil is trucked to storage facilities. We believe that the loss of any of these oil purchasers would not materially impact our business, because we could readily find other purchasers for our oil as produced.

PATENTS, TRADEMARKS, FRANCHISES, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We have no patents, trademarks, licenses, concessions, or labor contracts.

COMPLIANCE WITH GOVERNMENT AND ENVIRONMENTAL REGULATION

REGULATION OF TRANSPORTATION OF OIL

The sales of crude oil are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future.

Our sales of crude oil will be affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate regulation. The Federal Energy Regulatory Commission, or the FERC, regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state.

Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors. Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines' published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

REGULATION OF PRODUCTION

The production of oil is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. All states, in which we may operate in the future, have regulations governing conservation matters, including provisions for the unitization or pooling of oil properties, the establishment of maximum allowable rates of production from oil wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil that can be produced from wells and to limit the number of wells or the locations, although companies can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil industry are subject to the same regulatory requirements and restrictions that affect our operations.

ENVIRONMENTAL REGULATION

Oil exploration, development and production operations are subject to stringent federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Historically, most of the environmental regulation of oil production has been left to state regulatory boards or agencies in those jurisdictions where there is significant oil production, with limited direct regulation by such federal agencies as the Environmental Protection Agency. However, while we believe this generally to be the case for our production activities in Louisiana, there are various regulations issued by the Environmental Protection Agency ("EPA") and other governmental agencies that would govern significant spills, blow-outs, or uncontrolled emissions.

In Louisiana, specific oil regulations apply to the drilling, completion and operations of wells, and the disposal of waste oil and salt water. There are also procedures incident to the plugging and abandonment of dry holes or other non-operational wells, all as governed by the applicable governing state agency.

At the federal level, among the more significant laws and regulations that may affect our business and the oil and gas industry are: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, also known as "CERCLA" or Superfund; the Oil Pollution Act of 1990; the Resource Conservation and Recovery Act, also known as "RCRA"; the Clean Air Act; Federal Water Pollution Control Act of 1972, or the Clean Water Act; and the Safe Drinking Water Act of 1974.

Compliance with these regulations may constitute a significant cost and effort for us. No specific accounting for environmental compliance has been projected by us at this time. We are not presently aware of any environmental demands, claims, or adverse actions, litigation or administrative proceedings in which our acquired property is involved or subject to, or arising out of any predecessor operations.

In the event of a breach of environmental regulations, these environmental regulatory agencies have a broad range of alternative or cumulative remedies which include: ordering a clean-up of any spills or waste material and restoration of the soil or water to conditions existing prior to the environmental violation; fines; or enjoining further drilling, completion or production activities. In certain egregious situations the agencies may also pursue criminal remedies against us or our principal officers.

RESEARCH AND DEVELOPMENT

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities. We paid $17,500 for the lease on the Perkins property.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, J Michael Page. Mr. Page currently devotes 2-4 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

REPORTS TO SECURITY HOLDERS

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. The Company utilizes space at the home of our officer and director at 1445 Marpole Avenue #409, Vancouver, BC. The telephone number is (604)733-5055. The office space is provided at no charge to the Company. Management believes the current premises are sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

DESCRIPTION OF PERKINS LEASE

In June 2012 the company paid $17,500 for 25% working interest and an 18.75% net revenue interest in the Perkins Lease in Caddo Pine Island Field that lies in the northern part of Webster Parish, Louisiana. The lease shall be for a period of TWO (2) years (called "primary term") and as long thereafter as (1) oil, gas, sulphur or other mineral is produced or (2) is maintained in force in any other manner provided within the lease. The lease is from October 20, 2011 until October 20, 2013 and is effective May 31, 2012. The property is legally described as: Begin at the point where the North line of the Porterville-Sikes Ferry Road intersects the West line of the West Half of the Southeast Quarter of the Northeast Quarter (W/2 of SE/4 of NE/4), Section 36, Township 23 North, Range 11 West, thence run in an easterly direction along the North line of said road 190 feet, thence run North 380 feet, thence run West 285 feet to the West line of said W/2 of SE/4, thence run South 345 feet to the point of beginning, Webster Parish, Louisiana.

                                LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which our director, officer, or affiliate, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there is one (1) holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

                       WHERE YOU CAN FIND MORE INFORMATION

We intend to file annual, quarterly and special reports, and other information with the SEC, as required. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains our reports, and other information we file electronically with the SEC.

                              FINANCIAL STATEMENTS

The audited financial statements of Perkins Oil & Gas Inc. for the year ended June 30, 2012, and related notes, included in this prospectus have been audited by PLS, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


The unaudited financial statements of Perkins Oil & Gas Inc. for the three and six months ended December 31, 2012, and related notes, prepared by the company and included in this prospectus have been reviewed by PLS, CPA.


                               PLAN OF OPERATION

THIS SECTION OF THE PROSPECTUS INCLUDES A NUMBER OF FORWARD-LOOKING STATEMENTS THAT REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY WORDS LIKE:
BELIEVE, EXPECT, ESTIMATE, ANTICIPATE, INTEND, PROJECT AND SIMILAR EXPRESSIONS, OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. YOU SHOULD NOT PLACE UNDUE CERTAINTY ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS. THESE FORWARD-LOOKING STATES ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR OUT PREDICTIONS.


Our current cash balance is $1,399. Our cash balance and revenues generated from the well lease may not be sufficient to cover the expenses we will incur during the next twelve months in a limited operations scenario or until we raise the funding from this Offering. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this Offering. We are an exploration stage company and have generated $2,902 in revenue to date. We have sold $27,501 in equity securities to pay for our minimum level of operations.


Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have only generated limited revenues from our oil sales.


Our plan of operation for the twelve months following the date of this prospectus is to continue the production program on the current lease, which is continuing to pump oil from the well, while also searching for other appropriate leases. We will be primarily seeking other leases with existing production however we will not limit ourselves to only those wells if another oil or gas opportunity presents itself that Management believes would be in the best interests of the shareholders. If we are able to sell our entire Offering with proceeds of $50,000 we plan to invest an additional $17,500 in a new lease. We anticipate spending an additional $15,408 (approx. $642.00 per month for each well) for monthly maintenance fees once the well is operational, $10,000 on professional fees, including fees payable for complying with reporting obligations, $5,000 in general administrative costs and $2,092 in working capital. Total expenditures over the next 12 months are therefore expected to be approximately $50,000. We will require the funds from this Offering to proceed.


If we are unable to raise the entire $50,000 from our Offering we would adjust our spending based on the amount of funds available. We may forgo the purchase of another lease until we are able to accumulate enough from revenue to allow us to purchase an additional lease. If we are only able to sell 40% of the securities we are offering ($20,000), substantially all of the funds raised by this Offering will be spent on the monthly maintenance of the current well and assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Nevada and maintain our status as a reporting issuer with the SEC.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have generated limited revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must continue to receive revenues from our current lease and find other profitable properties in which we will invest. We believe that our current cash balance and revenue will allow us to operate for one year based on our current limited operations.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this Offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. Our director has agreed to advance funds as needed until the Offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.


We received our initial funding of $20,001 through the sale of common stock to J Michael Page, our officer and director, who purchased 4,000,000 shares of our common stock at $0.005 per share in June, 2012. On February 1, 2013 and additional 750,000 shares were issued to Mr. Page for consideration of $7,500 or $.01 per share.


On July 9, 2012 the Company acquired the Perkins Lease in Webster Parish, Louisiana for $17,500.


The Company, as of December 31, 2012, had a working capital deficit of $11,652.


OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company's fiscal year end is June 30.

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars. The Company is currently an exploration stage enterprise. An exploration stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. All losses accumulated since the inception of the business have been considered as part of its exploration stage activities.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

CASH AND CASH EQUIVALENTS


Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. The Company had $1,399 in cash at December 31, 2012.


INVESTMENTS IN OIL AND GAS PROPERTY


The Company is an exploration stage oil and gas company and expects to receive some revenue from its operations. In June 2012 the company paid $17,500 for 25% working interest and an 18.75% net revenue interest in the Perkins Lease in Caddo Pine Island Field that lies in the northern part of Webster Parish, Louisiana. The lease shall be for a period of TWO (2) years (called "primary term") and as long thereafter as (1) oil, gas, sulphur or other mineral is produced or (2) is maintained in force in any other manner provided within the lease. The lease is from October 20, 2011 until October 20, 2013 and is effective May 31, 2012. Amortization of the lease will be calculated from May 31, 2012 through October 31, 2013. Amortization expenses for the year ending June 30, 2012 were $1,033, and period ending December 31, 2012 $7,372.


The Company follows the successful efforts method of accounting for its oil and gas activities. Under the successful efforts method, lease acquisition costs and all development costs are capitalized. Exploratory drilling costs are capitalized until the results are determined. If proved reserves are not discovered, the exploratory drilling costs are expensed. Other exploratory costs, such as seismic costs and other geological and geophysical expenses, are expensed as incurred. Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.


To date, exploration costs have been expensed as incurred. To date the Company has not established any proven or probable reserves on its property.


REVENUE RECOGNITION


The Company is still in the exploration stage and has realized only limited revenues. The Company recognizes revenue when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.


INCOME TAXES

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No.740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

FINANCIAL INSTRUMENTS

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

     * Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.
     * Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
     * Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.


The recorded amounts of financial instruments, including cash equivalents and accounts payable approximate their market values as of December 31, 2012.


NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

SHARE BASED EXPENSES

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The officer and director of Perkins Oil & Gas, whose one year terms will expire 6/30/13, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address             Age    Position     Date First Elected   Term Expires
--------------             ---    --------     ------------------   ------------

J Michael Page             68    President,        5/25/12             6/30/13
1445 Marpole Avenue #409         Secretary,
Vancouver, BC  V6H 1S5           Treasurer,
                                 CFO, CEO &
                                 Director

The foregoing person is a promoter of Perkins Oil & Gas, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Page currently devotes 2-4 hours per week to company matters, in the future he intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

BACKGROUND INFORMATION

J MICHAEL PAGE has been the President, CEO, Treasurer, CFO, Secretary, and Director of the Company since inception. He attended the St. George School of the University of British Columbia in Vancouver where between 1965 and 1969 he studied Physiology and Economics. Mr. Page has been retired for the last five years. Prior to that Mr. Page was employed primarily in management positions for various technology companies specializing in wireless electronic systems and smart card readers.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                   Change in
                                                                                    Pension
                                                                                   Value and
                                                                     Non-Equity   Nonqualified
                                                                     Incentive     Deferred       All
 Name and                                                              Plan         Compen-      Other
 Principal                                     Stock       Option     Compen-       sation       Compen-
 Position         Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------      ----   ------     -----      ------      ------     ------       --------      ------     ------
J Michael Page,   2012     0          0          0           0          0             0             0         0
President,
CFO & CEO

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------

J Michael     0              0              0           0           0           0            0           0            0
Page, CEO
& CFO

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----

J Michael Page,     0         0          0             0                0              0             0
Director

There are no current employment agreements between the company and its executive officer.


In June 2012 Mr. Page purchased 4,000,000 shares of our common stock at $0.005 per share. In February 2013 Mr. Page purchased 750,000 shares of our common stock at $0.01 per share. The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.


Mr. Page currently devotes approximately 2-4 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Perkins Oil and Gas' voting securities by officers, directors and major stockholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:


 Name and                   No. of        No. of
Address of                  Shares        Shares      Percentage of Ownership
Beneficial                  Before        After         Before         After
 Owner(1)                  Offering      Offering      Offering      Offering
 --------                  --------      --------      --------      --------

J Michael Page            4,750,000     4,750,000        100%           49%*

All Officers and
Directors as a Group      4,750,000     4,750,000        100%           49%*


----------
*    Assuming all 5,000,000 shares are sold.
(1) The person named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In June 2012 Mr. Page purchased 4,000,000 shares of our common stock at $0.005 per share. In February 2013 Mr. Page purchased 750,000 shares of our common stock at $0.01 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and director of the Company. (See "Principal Stockholders".)


Mr. Page will not be paid for any underwriting services that he performs on our behalf with respect to this Offering. He will also not receive any interest on any funds that he may advance to us for expenses incurred prior to the Offering being closed.

                                 INDEMNIFICATION

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

                          PLS CPA, A PROFESSIONAL CORP.
           * 4725 MERCURY STREET #210 * SAN DIEGO * CALIFORNIA 92111 *
       * TELEPHONE (858)722-5953 * FAX (858) 761-0341 * FAX (858) 433-2979
                         * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Perkins Oil & Gas Inc.

We have audited the accompanying balance sheet of Perkins Oil & Gas Inc. (An Exploration Stage "Company") as of June 30, 2012 and the related statements of operations, changes in shareholders' equity and cash flows for the period from May 25, 2012 (inception) to June 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perkins Oil & Gas Inc. as of June 30, 2012, and the result of its operations and its cash flows for the period from May 25, 2012 (inception) to June 30, 2012 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/PLS CPA
--------------------
PLS CPA, A Professional Corp.
October 31, 2012
San Diego, CA. 92111



          Registered with the Public Company Accounting Oversight Board

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                    As of
                                                                   June 30,
                                                                     2012
                                                                   --------
                                     ASSETS


CURRENT ASSETS
  Cash                                                             $  2,406
                                                                   --------
TOTAL CURRENT ASSETS                                                  2,406

OTHER ASSETS
  Oil and Gas Property (Successful Efforts Method)                   17,500
  Less: Accumulated Amortization                                     (1,033)
                                                                   --------
TOTAL OTHER ASSETS                                                   16,467
                                                                   --------

      TOTAL ASSETS                                                 $ 18,873
                                                                   ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $  7,743
  Advances from Officers                                                  0
                                                                   --------
TOTAL CURRENT LIABILITIES                                             7,743
                                                                   --------

TOTAL LIABILITIES                                                     7,743

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 4,000,000 shares issued and outstanding
   as of June 30, 2012                                                4,000
  Additional paid-in capital                                         16,001
  Deficit accumulated during exploration stage                       (8,871)
                                                                   --------
TOTAL STOCKHOLDERS' EQUITY                                           11,130
                                                                   --------

     STOCKHOLDERS' EQUITY                                          $ 18,873
                                                                   ========


                        See Notes to Financial Statements

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                  May 25, 2012
                                                                  (inception)
                                                                    through
                                                                    June 30,
                                                                      2012
                                                                   ----------
REVENUES
  Revenues                                                         $       --
                                                                   ----------
TOTAL REVENUES                                                             --

GENERAL & Administrative Expenses
  Administrative Expenses                                               7,838
  Amortization                                                          1,033
  Exploration costs                                                        --
                                                                   ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                 8,871
                                                                   ----------

LOSS FROM OPERATION                                                    (8,871)
                                                                   ----------

OTHER INCOME (EXPENSE)                                                     --

NET INCOME (LOSS)                                                  $   (8,871)
                                                                   ==========

BASIC EARNINGS PER SHARE                                           $    (0.00)
                                                                   ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                          3,666,667
                                                                   ==========


                        See Notes to Financial Statements

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                  Statement of changes in Shareholders' Equity
                 From May 25, 2012 (inception) to June 30, 2012
--------------------------------------------------------------------------------

                                                                                         Deficit
                                                 Common Stock           Additional       During
                                             ----------------------       Paid-in      Exploration
                                             Shares          Amount       Capital         Stage         Total
                                             ------          ------       -------         -----         -----
Balance, May 25, 2012 (Inception)                  --      $    --       $     --       $     --       $     --

Commn stock issued, May 28, 2012
 at $.005 per share                         4,000,000        4,000         16,001             --         20,001

Loss for the period beginning
 May 25, 2012 (inception) to
 June 30, 2012                                     --           --             --         (8,871)        (8,871)
                                           ----------      -------       --------       --------       --------

BALANCE, JUNE 30, 2012                      4,000,000      $ 4,000       $ 16,001       $ (8,871)      $ 11,130
                                           ==========      =======       ========       ========       ========


                       See Notes to Financial Statements

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                           May 25, 2012
                                                                           (inception)
                                                                             through
                                                                             June 30,
                                                                               2012
                                                                             --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                          $ (8,871)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Amortization                                                               1,033
  Changes in operating assets and liabilities:
     Increase(Decrease) in Accounts payable and accrued liabilities             7,743
     Increase(Decrease) in Advance from Officers                                   --
                                                                             --------
           NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                    (95)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Oil and Gas Property                                         (17,500)
                                                                             --------
           NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                (17,500)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                       20,001
                                                                             --------
           NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                 20,001
                                                                             --------

NET INCREASE (DECREASE) IN CASH                                                 2,406

CASH AT BEGINNING OF PERIOD                                                        --
                                                                             --------

CASH AT END OF PERIOD                                                        $  2,406
                                                                             ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for:
  Interest                                                                   $     --
                                                                             ========
  Income Taxes                                                               $     --
                                                                             ========


                       See Notes to Financial Statements

                             Perkins Oil & Gas, Inc.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                  June 30, 2012
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Perkins Oil & Gas, Inc. (the "Company") was incorporated on May 25, 2012 under the laws of the State of Nevada. The Company is in the exploration stage as defined under Accounting Standards Codification ("ASC 915") and it intends to engage in the exploration and development of oil and gas properties. The Company's activities to date have been limited to organization and capital.

The Company is primarily engaged in a lease assignment with Lanza Land Management LLC and has been assigned a 25% working interest and an 18.75% net revenue interest in the lease.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting  Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company's fiscal year end is June 30, 2012.

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars. The Company is currently an exploration stage enterprise. An exploration stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. All losses accumulated since the inception of the business have been considered as part of its exploration stage activities.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. The Company had $2,406 of cash at June 30, 2012.

                             Perkins Oil & Gas, Inc.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                  June 30, 2012
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Investments in Oil and Gas Property

The Company is an exploration stage oil and gas company and has not yet realized any revenue from its operations. In June 2012 the company paid $17,500 for 25% working interest and an 18.75% net revenue interest in the Perkins Lease in Caddo Pine Island Field that lies in the northern part of Caddo Parish, Louisiana. The lease shall be for a period of TWO (2) years (called "primary term") and as long thereafter as (1) oil, gas, sulphur or other mineral is produced or (2) is maintained in force in any other manner provided within the lease. The lease is from October 20, 2011 until October 20, 2013 and is effective May 31, 2012. Amortization of the lease will be calculated from May 31, 2012 through October 31, 2013. Amortization expenses for the year ending June 30, 2012 were $1,033.

The Company follows the successful efforts method of accounting for its oil and gas activities. Under the successful efforts method, lease acquisition costs and all development costs are capitalized. Exploratory drilling costs are capitalized until the results are determined. If proved reserves are not discovered, the exploratory drilling costs are expensed. Other exploratory costs, such as seismic costs and other geological and geophysical expenses, are expensed as incurred. Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

To date, mineral property exploration costs have been expensed as incurred. To date the Company has not established any proven or probable reserves on its mineral properties.

Revenue Recognition

The Company has yet to realize revenues from operations and is still in the exploration stage. The Company will recognize revenue when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

Income Taxes

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No.740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.

                             Perkins Oil & Gas, Inc.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                  June 30, 2012
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Financial Instruments

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

* Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

* Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

* Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents approximate their market values as of June 30, 2012.

Net Loss Per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

                             Perkins Oil & Gas, Inc.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                  June 30, 2012
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Share Based Expenses

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

NOTE 3 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                                                                      June 30,
                                                                        2012
                                                                      --------
Net operating loss carryforward                                       $  3,016
Valuation allowance                                                     (3,016)
                                                                      --------

Net deferred income tax  asset                                        $     --
                                                                      ========

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

                             Perkins Oil & Gas, Inc.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                  June 30, 2012
--------------------------------------------------------------------------------

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $8,871 since its inception and requires capital for its contemplated operational and exploration activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

J. Michael Page, the sole officer and director of the Company, may in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

J. Michael Page, the sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's S-1 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 9 - STOCK TRANSACTIONS

On May 28, 2012, the Company issued a total of 4,000,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $20,001

As of June 30, 2012 the Company had 4,000,000 shares of common stock issued and outstanding.

                             Perkins Oil & Gas, Inc.
                         (An Exploration Stage Company)
                          Notes To Financial Statements
                                  June 30, 2012
--------------------------------------------------------------------------------

NOTE 10 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2012:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 4,000,000 shares issued and outstanding.

NOTE 11 - SUBSEQUENT EVENTS

In accordance with ASC 855, SUBSEQUENT EVENTS, the Company has evaluated subsequent events through October 31, 2012, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

                          PLS CPA, A PROFESSIONAL CORP.
           * 4725 MERCURY STREET #210 * SAN DIEGO * CALIFORNIA 92111 *
       * TELEPHONE (858)722-5953 * FAX (858) 761-0341 * FAX (858) 433-2979
                       * E-MAIL changgpark@plscpasl.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Perkins Oil & Gas Inc.

We have reviewed the accompanying balance sheets of Perkins Oil & Gas Inc. (An Exploration Stage "Company") as of December 31, 2012, and the related statements of operations, and cash flows for the three and six months ended December 31, 2012, and for the period from May 25, 2012 (inception) through December 31, 2012. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PLS CPA
-------------------------------
PLS CPA, A Professional Corp.
March 21, 2013
San Diego, CA 92111

          Registered with the Public Company Accounting Oversight Board

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                     As of             As of
                                                                  December 31,        June 30,
                                                                     2012               2012
                                                                   --------           --------
                                                                  (Unaudited)         (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $  1,399           $  2,406
                                                                   --------           --------
      TOTAL CURRENT ASSETS                                            1,399              2,406

OTHER ASSETS
  Oil and Gas Property (Successful Efforts Method)                   17,500             17,500
  Less: Accumulated Amortization                                     (7,372)            (1,033)
                                                                   --------           --------
      TOTAL OTHER ASSETS                                             10,128             16,467
                                                                   --------           --------

      TOTAL ASSETS                                                 $ 11,527           $ 18,873
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $ 13,051           $  7,743
  Advances from Officers                                                  0                  0
                                                                   --------           --------
      TOTAL CURRENT LIABILITIES                                      13,051              7,743

      TOTAL LIABILITIES                                              13,051              7,743

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 4,000,000 shares issued and outstanding
   as of December 31, 2012 and June 30, 2012                          4,000              4,000
  Additional paid-in capital                                         16,001             16,001
  Deficit accumulated during exploration stage                      (21,525)            (8,871)
                                                                   --------           --------
      TOTAL STOCKHOLDERS' EQUITY                                     (1,524)            11,130
                                                                   --------           --------

      STOCKHOLDERS' EQUITY                                         $ 11,527           $ 18,873
                                                                   ========           ========


                        See Notes to Financial Statements

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                                                May 25, 2012
                                                      Three Months          Six Months          (inception)
                                                         ended                ended               through
                                                      December 31,         December 31,         December 31,
                                                          2012                 2012                 2012
                                                       ----------           ----------           ----------
REVENUES
  Revenues                                             $      559           $    2,902           $    2,902
                                                       ----------           ----------           ----------
TOTAL REVENUES                                                559                2,902                2,902

GENERAL & ADMINISTRATIVE EXPENSES
  Administrative Expenses                                     638                4,507               12,345
  Amortization                                              3,170                6,339                7,372
  Oil Well Operating and Maintenance Expenses               2,783                4,710                4,710
                                                       ----------           ----------           ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                     6,591               15,556               24,427
                                                       ----------           ----------           ----------

LOSS FROM OPERATION                                        (6,032)             (12,654)             (21,525)
                                                       ----------           ----------           ----------

OTHER INCOME (EXPENSE)                                         --                   --                   --
                                                       ----------           ----------           ----------

NET INCOME (LOSS)                                      $   (6,032)          $  (12,654)          $  (21,525)
                                                       ==========           ==========           ==========

BASIC EARNINGS PER SHARE                               $    (0.00)          $    (0.00)
                                                       ==========           ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                              4,000,000            4,000,000
                                                       ==========           ==========


                        See Notes to Financial Statements

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                  Statement of changes in Shareholders' Equity
               From May 25, 2012 (inception) to December 31, 2012
--------------------------------------------------------------------------------

                                                                                         Deficit
                                                 Common Stock           Additional       During
                                             ----------------------       Paid-in      Exploration
                                             Shares          Amount       Capital         Stage         Total
                                             ------          ------       -------         -----         -----
Balance, May 25, 2012 (Inception)                  --      $    --       $     --       $     --       $     --

Commn stock issued, May 28, 2012
 at $.005 per share                         4,000,000        4,000         16,001             --         20,001

Loss for the period beginning
 May 25, 2012 (inception) to
 June 30, 2012                                     --           --             --         (8,871)        (8,871)
                                           ----------      -------       --------       --------       --------

BALANCE, JUNE 30, 2012                      4,000,000        4,000         16,001         (8,871)        11,130
                                           ==========      =======       ========       ========       ========
Loss for the period ended
 December 31, 2012                                 --           --             --        (12,654)       (12,654)
                                           ----------      -------       --------       --------       --------

BALANCE, DECEMBER 31, 2012                  4,000,000      $ 4,000       $ 16,001       $(21,525)      $ (1,524)
                                           ==========      =======       ========       ========       ========


                       See Notes to Financial Statements

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                              May 25, 2012
                                                                            Six Months        (inception)
                                                                              ended             through
                                                                            December 31,       December 31,
                                                                               2012               2012
                                                                             --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                          $(12,654)          $(21,525)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Amortization                                                               6,339              7,372
  Changes in operating assets and liabilities:
     Increase(Decrease) in Accounts payable and accrued liabilities             5,308             13,051
     Increase(Decrease) in Advance from Officers                                   --                 --
                                                                             --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  (1,007)            (1,102)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Oil and Gas Property                                              --            (17,500)
                                                                             --------           --------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                      --            (17,500)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                           --             20,001
                                                                             --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                      --             20,001
                                                                             --------           --------

NET INCREASE (DECREASE) IN CASH                                                (1,007)             1,399

CASH AT BEGINNING OF PERIOD                                                     2,406                 --
                                                                             --------           --------

CASH AT END OF PERIOD                                                        $  1,399           $  1,399
                                                                             ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                                   $     --           $     --
                                                                             ========           ========

  Income Taxes                                                               $     --           $     --
                                                                             ========           ========


                        See Notes to Financial Statements

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                December 31, 2012
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Perkins Oil & Gas, Inc. (the "Company") was incorporated on May 25, 2012 under the laws of the State of Nevada. The Company is in the exploration stage as defined under Accounting Standards Codification ("ASC 915") and it intends to engage in the exploration and development of oil and gas properties. The Company's activities to date have been limited to organization and capital.

The Company is primarily engaged in a lease assignment with Lanza Land Management LLC and has been assigned a 25% working interest and an 18.75% net revenue interest in the lease.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation of Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by Accounting Principles generally accepted accounting principles in United States America ("US GAAP") for complete financial statements and related notes. The accompanying unaudited financial statements and related notes should be read in conjunction with the audited financial statements of the Company and notes thereto for the year ended June 30, 2012.

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (which include only normal recurring adjustments) necessary to present fairly the balance sheets of the Company as of December 31, 2012 and the results of their operations and cash flows for the periods ended December 31, 2012 are not necessarily indicative of the results to be expected for the entire year.
Accounting Basis
The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company's fiscal year end is June 30, 2012.

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars. The Company is currently an exploration stage enterprise. An exploration stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. All losses accumulated since the inception of the business have been considered as part of its exploration stage activities.

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                December 31, 2012
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. The Company had $1,399 of cash at December 31, 2012.

Investments in Oil and Gas Property

The Company is an exploration stage oil and gas company and expects to receive some revenue from its operations. In June 2012 the company paid $17,500 for 25% working interest and an 18.75% net revenue interest in the Perkins Lease in Caddo Pine Island Field that lies in the northern part of Webster Parish, Louisiana. The lease shall be for a period of TWO (2) years (called "primary term") and as long thereafter as (1) oil, gas, sulphur or other mineral is produced or (2) is maintained in force in any other manner provided within the lease. The lease is from October 20, 2011 until October 20, 2013 and is effective May 31, 2012. Amortization of the lease will be calculated from May 31, 2012 through October 31, 2013. Amortization expenses for the year ending June 30, 2012 were $1,033, and period ending December 31, 2012 were $7,372.

 The Company follows the successful efforts method of accounting for its oil and gas activities. Under the successful efforts method, lease acquisition costs and all development costs are capitalized. Exploratory drilling costs are capitalized until the results are determined. If proved reserves are not discovered, the exploratory drilling costs are expensed. Other exploratory costs, such as seismic costs and other geological and geophysical expenses, are expensed as incurred. Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

To date, mineral property exploration costs have been expensed as incurred. To date the Company has not established any proven or probable reserves on its mineral properties.

Revenue Recognition

The Company has limited revenues from operations and is still in the exploration stage. The Company will recognize revenue when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                December 31, 2012
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income Taxes

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No.740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Financial Instruments

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

     * Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

     * Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

     * Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable approximate their market values as of December 31, 2012.

Net Loss Per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                December 31, 2012
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Share Based Expenses

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

NOTE 3 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

                                            December 31,           June 30,
                                               2012                 2012
                                             --------             --------
Net operating loss carryforward              $  7,319             $  3,016
Valuation allowance                            (7,319)              (3,016)
                                             --------             --------

Net deferred income tax  asset               $     --             $     --
                                             ========             ========

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not presently involved in any litigation.

NOTE 5 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                December 31, 2012
--------------------------------------------------------------------------------

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $21,525 since its inception and requires capital for its contemplated operational and exploration activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

J. Michael Page, the sole officer and director of the Company, may in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

J. Michael Page, the sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's S-1 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 8 - STOCK TRANSACTIONS

On May 28, 2012, the Company issued a total of 4,000,000 shares of common stock to one director for cash in the amount of $0.005 per share for a total of $20,001

As of December 31, 2012 the Company had 4,000,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2012:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 4,000,000 shares issued and outstanding.

                             Perkins Oil & Gas Inc.
                         (An Exploration Stage Company)
                    Notes to Financial Statements (Unaudited)
                                December 31, 2012
--------------------------------------------------------------------------------

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC 855, SUBSEQUENT EVENTS, the Company has evaluated subsequent events through March 21, 2013, the date of available issuance of these audited financial statements. During this period, except the disclosure in
Note 11, the Company did not have any material recognizable subsequent events.

On January 1, 2013 a debt settlement was made between Four Star Oil and Perkins Oil & Gas, Inc. It was agreed that Four Star Oil would forgive Perkins Oil & Gas, Ind. a debt in the amount of $7,125, in consideration of the payment of $3,000 from Perkins Oil & Gas, Ltd. to Four Star Oil.

On February 1, 2013 the Company issued a total of 750,000 shares of common stock to one director for cash in the amount of $0.01 per share for a total of $7,500.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the Offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee                $      7
Accounting fees and expenses                                       $  3,500
Legal fees                                                         $    200
Preparation and EDGAR conversion fees                              $  2,100
Transfer Agent fees                                                $    500
Printing                                                           $    200
                                                                   --------
Total                                                              $  6,507
                                                                   ========

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Perkins Oil & Gas, Inc. allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Perkins Oil & Gas, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.


In June 2012, a total of 4,000,000 shares of common stock were issued in exchange for $20,000 US, or $.005 per share. In February 2013, a total of 750,000 shares of common stock were issued in exchange for $7,500 US, or $0.01 per share. These securities were issued to J Michael Page, the officer and director of the company.


                                    EXHIBITS


     Exhibit 3.1       Articles of Incorporation *
     Exhibit 3.2       Bylaws *
     Exhibit 5.1       Opinion re: Legality *
     Exhibit 10.1      Perkins Lease Agreement *
     Exhibit 10.2      Lease Assignment Agreement *
     Exhibit 10.3      Operating Agreement *
     Exhibit 23.1      Consent of counsel (see Exhibit 5) *
     Exhibit 23.2      Consent of independent auditor

----------
* Previously filed


                                  UNDERTAKINGS

a.   The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (230.430B of this chapter):
               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          iv. Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, BC on April 8, 2013.


                                       Perkins Oil & Gas Inc.


                                           /s/ J Michael Page
                                           -------------------------------------
                                       By: J Michael Page, Director
                                           (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ J Michael Page                                               April 8, 2013
---------------------------------------                          -------------
J Michael Page, President & Director                                  Date
(Principal Executive Officer, Principal
Financial Officer, Principal Accounting
Officer)